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                                                                       EXHIBIT 4


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December 2, 1996

                    Supplementing and Amending the Indenture
                          Dated as of December 1, 1987

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                             BERKSHIRE HATHAWAY INC.

                                       TO

                      STATE STREET BANK AND TRUST COMPANY,
                                                  Trustee

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              1.00% Senior Exchangeable Notes Due December 2, 2001

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         FIRST SUPPLEMENTAL INDENTURE dated as of December 2, 1996 (this
"Supplemental Indenture"), made and entered into by and between BERKSHIRE HATHAWAY INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 1440 Kiewit Plaza, Omaha, Nebraska 68131 (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as successor trustee (together with its successors, the "Trustee").

         WHEREAS the Company entered into an Indenture dated as of December 1, 1987 (the "Basic Indenture") with The First National Bank of Boston, as the initial Trustee, for the purposes of issuing its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Debt Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company;

         WHEREAS the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to comply with amendments to the Trust Indenture Act and to provide for a series of Debt Securities denominated its "1.00% Senior Exchangeable Notes Due December 2, 2001" (such Debt Securities being referred to herein as the "Notes");

         WHEREAS Section 901(6) and (8) of the Basic Indenture provides that without the consent of the Holders of Debt Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture, in form satisfactory to the Trustee, (a) to establish the form or terms of Debt Securities of any series and
(b) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Basic Indenture which shall not be inconsistent with the provisions of the Basic Indenture, provided such other provisions shall not adversely affect the interest of the Holders of Debt Securities of any series in any material respect;

         WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

         WHEREAS all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

         NOW, THEREFORE, and in consideration of the premises and purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Debt Securities over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise except as otherwise provided in the Basic Indenture or this Supplemental Indenture, as follows:
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                                        2


         SECTION 1. The Basic Indenture is hereby amended to reflect certain amendments to the Trust Indenture Act as follows:

         (a) The definition of "Trust Indenture Act" in Section 101 is amended to add to such definition the phrase ", as amended by the Trust Indenture Reform Act of 1990," after the date "1939" in the first line of such definition.

         (b) Section 102 of the Indenture is amended to add in the first line of the second paragraph, after the word "Indenture", the following: "(other than certificates provided pursuant to Section 1004)".

         (c) Section 107 of the Indenture is amended to read in its entirety as follows:

                  "If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be."

         (d) Section 608 of the Indenture is amended to read in its entirety as follows:

                  "If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series."

         (e) Section 609 of the Indenture is amended to read in its entirety as follows:

                  "There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article."

         (e) Section 613 of the Indenture is amended to read in its entirety as follows:

                  "If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor)."

         (f) Section 703 of the Indenture is amended to read in its entirety as follows:

                  "The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Debt Securities are listed on any stock exchange."

         (g) Section 1004 of the Indenture is amended by denoting the current paragraph in Section 1004 as paragraph (a) and by adding as a new paragraph (b) the following:

                  "(b) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge."

         SECTION 2. The Basic Indenture is hereby amended by amending Section 301 of the Basic Indenture by (i) adding as a new subparagraph (15) the following: "(15) the obligation, if any, of the Company to permit the conversion or exchange of the Debt Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation); and"; and by
(ii) renumbering current subparagraphs (15) and (16) of Section 301 to new subparagraphs (16) and (17), respectively.

         SECTION 3. The Basic Indenture is hereby further amended, solely with respect to a series of securities that consists of Notes, as follows:
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                                        4


         (a) By amending Section 101 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

         "Accreted Value" of a Note means the issue price of the Note plus accrued OID thereon.

         "Business Day" for purposes of the Notes means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

         "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for such purpose by the Company, or if such quotes are not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm selected for this purpose by the Company.

         "Current Market Value" of Salomon Common Stock on any date of determination means the greater of (1) the 10-Day Average Closing Price of Salomon Common Stock as of such date and (2) the Closing Price of Salomon Common Stock on the Trading Day immediately preceding such date (or, if determined after the close of business on any Trading Day, the Closing Price of Salomon Common Stock on such Trading Day).

         "Electing Holder" has the meaning specified in Section 1402.

         "Exchange Date" means the last Trading Day of each January, April, July and October, from and including January 1997 through and including July 2001.

         "Exchange Notice" has the meaning specified in Section 1402.

         "Exchange Period" means the period from the opening of business on the Business Day immediately prior to an Exchange Date until the close of business on such Exchange Date.

         "Exchange Price" of a Note on any date means (1) the Accreted Value of such Note on such date divided by (2) the Exchange Rate in effect on such date.
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        "Exchange Rate" means initially 17.65 shares of Salomon Common Stock per Note, as the same may be adjusted in certain instances as provided in
Section 1405 hereof.

        "Exchange Securities" has the meaning specified in Section 1405.

        "Extraordinary Cash Dividend" has the meaning specified in Section 1405.

        "Maturity Date" means December 2, 2001.

        "New Exchange Date" has the meaning specified in Section 1402.

        "NYSE" means the New York Stock Exchange.

        "OID" with respect to the Notes means original issue discount calculated on a constant yield basis using $1,000 principal amount due at Maturity based on the excess of the principal amount due at Maturity over the issue price of the Notes.

        "Reorganization Event" has the meaning specified in Section 1405.

        "Salomon" means Salomon Inc.

        "Salomon Common Stock" means the common stock, par value $1.00 per share of Salomon.

        "Salomon Prospectus" means the prospectus supplement and prospectus of Salomon covering the shares of Salomon Common Stock which may be received by a Holder of Notes upon an exchange of Notes pursuant to Section 1402.

        "Salomon Successor" has the meaning specified in Section 1405.

        "Spin-Off" has the meaning specified in Section 1405.

        "10-Day Average Closing Price" of Salomon Common Stock as of any date of determination means the average Closing Price of Salomon Common Stock on the 10 Trading Days immediately prior to such date (or, if determined after the close of business on any Trading Day, the average Closing Price of Salomon Common Stock on such Trading Day and the nine Trading Days immediately prior to such date).

        "Trading Day" means any day on which the security the Closing Price of which is being determined (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.
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                                        6


         "Transaction Value" means (1) for any cash received in any Reorganization Event, the amount of cash received per share of Salomon Common Stock, (2) for any Reported Exchange Securities received in any Reorganization Event, an amount equal to the average Closing Price per security of such Reported Exchange Securities on the 10 Trading Days immediately prior to Maturity or the date on which notice of redemption or exchange is given pursuant to Section 1403, as applicable, multiplied by the number of such Reported Exchange Securities received for each share of Salomon Common Stock, and (3) for any property received in any Reorganization Event other than cash or such Reported Exchange Securities, an amount equal to the fair market value of the property received per share of Salomon Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm selected for this purpose by the Company; provided however, that in the case of clause (2), (A) with respect to securities that are Reported Exchange Securities by virtue of only clause (i)(d) of the definition of Reported Exchange Securities, Transaction Value with respect to any such Reported Exchange Security means the average of the mid-point of the last bid and ask prices for such Reported Exchange Security as of Maturity or such notice date, as applicable, from each of at least three nationally recognized investment banking firms selected for such purpose by the Company multiplied by the number of such Reported Exchange Securities received for each share of Salomon Common Stock and
(B) with respect to all other Reported Exchange Securities, if there are not 10 Trading Days for any particular Reported Exchange Security occurring after the 60th calendar day immediately prior to, but not including, the date of Maturity or such notice date, as applicable, Transaction Value with respect to such Reported Exchange Security means the market value per security of such Reported Exchange Security as of Maturity or such notice date, as applicable, as determined by a nationally recognized investment banking firm selected for such purpose by the Company multiplied by the number of such Reported Exchange Securities received for each share of Salomon Common Stock.

         (b) By amending Section 902 of the Basic Indenture by adding to the end of paragraph (1) thereof the following: "change the terms under which the Notes are exchangeable as set forth in Article Fourteen, or".

         (c) By amending Section 1301 of the Basic Indenture to read in its entirety as follows:

          "The provisions of this Article shall not be applicable to the Notes."

         (d)  By adding the following Article Fourteen:

                                "ARTICLE FOURTEEN

                                EXCHANGE OF NOTES

SECTION 1401.  Payment or Exchange at Maturity.

         (a) At Maturity, if both (1) the 10-Day Average Closing Price of Salomon Common Stock and (2) the Closing Price of Salomon Common Stock on the last Trading Day prior to Maturity are equal to or greater than the Exchange Price then in effect, each Note will be exchanged by the Company into shares of Salomon Common Stock at the Exchange Rate, or the Company may, at its option, deliver cash, in lieu of delivering shares of Salomon Common Stock, in an amount equal to the product obtained by multiplying the Exchange Rate by the Current Market Value of Salomon Common Stock at Maturity. In all other circumstances, the Company will pay at Maturity, in cash, a price per Note equal to the principal amount due at Maturity (or, in the event the Notes mature prior to the Maturity Date, the Accreted Value thereof). In all events, accrued and unpaid interest to Maturity shall be payable by the Company in cash on all Notes outstanding at Maturity. The Exchange Rate or exchange consideration will be subject to adjustment as provided in Section 1405.

         (b) Not later than 15 days prior to Maturity, the Company will notify the Depositary and the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company (1) will exchange the Notes for shares of Salomon Common Stock or (2) will deliver cash equal to the product obtained by multiplying the Exchange Rate by the Current Market Value of Salomon Common Stock at Maturity, if at Maturity both (A) the 10-Day Average Closing Price of Salomon Common Stock and (B) the Closing Price of Salomon Common Stock on the last Trading Day prior to Maturity are equal to or greater than the Exchange Price then in effect. The Salomon Common Stock, if any, to which a Holder is entitled upon any exchange at Maturity will be delivered or made available by the Company as soon as practicable and, in any event, not later than the close of business on the fifth Business Day after Maturity. If the Company delivers shares of Salomon Common Stock at Maturity, Holders of the Notes will be responsible for the payment of any brokerage costs incurred upon any subsequent sale of such stock.

SECTION 1402.  Exchange at Option of Holder.

         (a) On each Exchange Date, any Notes (other than Notes with respect to which a notice of exchange for Salomon Common Stock has been delivered by the Company prior to such Exchange Date) will be exchangeable, at the option of the Holder, for shares of Salomon Common Stock at the Exchange Rate then in effect, provided that the Closing Price of Salomon Common Stock on the Exchange Date exceeds the Exchange Price then in effect, and subject to certain additional conditions described below.

         (b) To exchange a Note for Salomon Common Stock, a Holder must, at any time during the relevant Exchange Period, (1) deliver to the Trustee (or such office or agency that may be established by the Company for such purpose) a completed and manually signed exchange notice (the "Exchange Notice") on the back of such Note (or a facsimile thereof),

(2) surrender or arrange for book entry transfer of such Note to the Trustee,
(3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay all transfer or similar taxes. Any Exchange Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Trustee prior to the close of business on the Exchange Date. The notice of withdrawal shall state the principal amount due at Maturity and any certificate number(s) of the Notes as to which the withdrawal notice relates and the principal amount due at Maturity, if any, which remains subject to the Exchange Notice, each of which must be $1,000 or an integral multiple thereof.

         (c) In the event that a Salomon Prospectus is required to be delivered under the Securities Act of 1933 upon an exchange of Notes and is not made available by Salomon to the Company for use during any Exchange Period, the Company shall, on or prior to the applicable Exchange Date, upon written notice to each Holder that has complied with the procedures for exchange of Notes described herein (an "Electing Holder"), postpone such Exchange Date from time to time until such later Business Day (the "New Exchange Date") as the Company is able to deliver a Salomon Prospectus or is no longer required to do so. In the event that the Company postpones any Exchange Date, (1) no additional Notes may be delivered to the Trustee by any Holder for exchange into Salomon Common Stock at any time during the period from the original Exchange Date through and including the New Exchange Date, (2) each Electing Holder shall have the right, at any time until the New Exchange Date, to irrevocably withdraw any Notes delivered to the Trustee on or prior to the original Exchange Date, and (3) any Notes that have not been withdrawn by an Electing Holder prior to the New Exchange Date shall be exchanged for shares of Salomon Common Stock on the New Exchange Date, provided that the Closing Price of Salomon Common Stock on the New Exchange Date exceeds the Exchange Price then in effect.

         (d) If a Reorganization Event shall have occurred, the Notes shall not be exchangeable at the option of the Holder for any Exchange Securities during any Exchange Period if a prospectus covering such Exchange Securities is required to be delivered by the Company under the Securities Act and is not available to the Company for use during such Exchange Period.

         (e) Upon any exchange of Notes at the option of the Holder, no payment will be made in respect of accrued but unpaid interest, unless such exchange is made concurrently with or after acceleration of the Notes following an event of default hereunder. The Salomon Common Stock to which a Holder is entitled upon any exchange will be delivered or made available by the Company as soon as practicable and, in any event, not later than the close of business on the fifth Business Day after the applicable Exchange Date.

SECTION 1403.  Redemption or Exchange at Option of the Company.

         (a) The Notes will not be redeemable or exchangeable at the option of the Company prior to December 2, 1999. Thereafter, (1) at any time when both
(A) the 10-Day Average Closing Price of Salomon Common Stock on the date on which the applicable notice of redemption is given and (B) the Closing Price of Salomon Common Stock on the last Trading Day prior to such date are equal to or greater than the Exchange Price then in effect, the Company may, at its option, either (i) exchange the Notes, in whole or in part, for shares of Salomon Common Stock at the Exchange Rate then in effect or (ii) redeem the Notes, in whole or in part, in cash at a price per Note equal to the product of the Exchange Rate then in effect and the Current Market Value of Salomon Common Stock on the date on which the applicable notice of redemption is given, and (2) at any other time, the Company may, at its option redeem the Notes, in whole or in part, in cash at a price per Note equal to the Accreted Value of the Notes on the date of redemption. However, the Company may not give any notice of redemption for cash
(x) during the period from the beginning of any Exchange Period until the close of business on the applicable Exchange Date or New Exchange Date or (y) prior to the beginning of any Exchange Period if the Redemption Date would occur during or after such Exchange Period. Upon any exchange or redemption described in clause (1) above, the Holders of Notes will not receive any payment representing accrued OID; such accrued OID will be deemed paid upon the receipt of Salomon Common Stock or the cash equivalent received on such exchange or redemption.

         (b) In connection with any redemption or exchange prior to Maturity of the Notes, the Company will notify the Depositary and the Trustee and will publish a notice in a daily newspaper of national circulation stating (1) the Exchange Rate then in effect, (2) whether the Notes will be exchanged for shares of Salomon Common Stock or redeemed for cash, (3) the redemption or Exchange Date (which shall be at least 15 days but not more than 30 days after the date of such notice) and (4) in the case of a redemption, the redemption price. On the Exchange Date with respect to any exchange of Notes for Salomon Common Stock, such Notes shall cease to be outstanding and shall be deemed to represent solely the right to receive shares of Salomon Common Stock in accordance with the terms of the Indenture. The Company will pay in cash the accrued and unpaid interest on all Notes redeemed or exchanged to but excluding the date of redemption or exchange. If the Company exchanges Notes for shares of Salomon Common Stock, Holders of the Notes will be responsible for the payment of any brokerage costs incurred upon the subsequent sale of such shares.

         (c) If less than all the Notes then outstanding are to be redeemed or exchanged prior to maturity of the Notes, the Trustee will select those to be redeemed or exchanged as a whole or in part pro rata or by lot or by such method as the Trustee shall deem fair and appropriate. Notice of redemption or exchange will be given to Holders of the Notes to be redeemed or exchanged by first-class mail, postage prepaid at their last address appearing on the Note registry books.

SECTION 1404.  No Fractional Shares.

         No fractional shares of Salomon Common Stock will be issued if any Notes are exchanged for shares of Salomon Common Stock at or prior to Maturity. If more than one Note from the same Holder is exchanged for Salomon Common Stock at one time, the number of full shares of Salomon Common Stock to be delivered upon exchange shall be computed on the basis of the aggregate number of Notes from such Holder so exchanged at that time. In lieu of any fractional share otherwise issuable in respect of all Notes of any Holder that are exchanged at or prior to Maturity, the Company, through the Paying Agent, shall make a cash payment in respect of such fractional interest to such Holder in an amount equal to the product of such fraction of a share and the Current Market Value of Salomon Common Stock on the applicable Exchange Date (in the case of an exchange at the option of the Holder), the date on which the related notice of exchange is given (in the case of an exchange at the option of the Company) or at Maturity, as applicable. The Company shall, upon exchange of any Notes, provide cash to the Paying Agent in an amount equal to the cash payable with respect to any fractional shares of Salomon Common Stock deliverable upon exchange of such Notes, and the Company shall retain such fractional shares of Salomon Common Stock.

SECTION 1405.  Adjustment of Exchange Rate.

         (a) Adjustment for Distributions, Reclassification, etc. The Exchange Rate shall be subject to adjustment from time to time as follows:

                  (1)  If Salomon shall:

                            (A) pay a dividend or make a distribution with
                  respect to the Salomon Common Stock in shares of such stock;

                            (B) subdivide or split the outstanding shares of
                  Salomon Common Stock into a greater number of shares;

                            (C) combine the outstanding shares of Salomon Common
                  Stock into a smaller number of shares; or

                            (D) issue by reclassification of shares of Salomon
                  Common Stock any shares of common stock of Salomon;

          then, in any such event, the Exchange Rate in effect immediately prior to such event shall be adjusted so that the Holder of any Note shall thereafter be entitled to receive, upon exchange of such Holder's Note by the Company at Maturity or upon redemption, the number of shares of Salomon Common Stock that such Holder would have owned or been entitled to receive immediately following such event had such Note been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of Salomon Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

                  (2) If Salomon shall issue rights or warrants to all holders of Salomon Common Stock entitling them to subscribe for or purchase shares of Salomon Common Stock (other than rights to purchase Salomon Common Stock pursuant to (A) a plan for the reinvestment of dividends or interest or (B) pursuant to a shareholders rights plan or agreement, unless a triggering event shall have occurred thereunder) at a price per share less than the current market price of Salomon Common Stock (determined for purposes of this clause (2) as the Closing Price per share of Salomon Common Stock on the record date fixed for the determination of stockholders entitled to receive such rights or warrants), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to such record date, by a fraction, of which (x) the numerator shall be the number of shares of Salomon Common Stock outstanding at the close of business on such record date, plus the number of additional shares of Salomon Common Stock offered for subscription or purchase pursuant to such rights or warrants, and (y) the denominator shall be the number of shares of Salomon Common Stock outstanding at the close of business on such record date, plus the number of additional shares of Salomon Common Stock that the aggregate offering price of the total number of shares of Salomon Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated at the Closing Price per share of Salomon Common Stock on such record date), which shall be determined by multiplying such total numbers of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Salomon Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Salomon Common Stock actually delivered. Each such adjustment shall be made successively.

                  (3) If Salomon shall pay a dividend or make a distribution to all holders of Salomon Common Stock of any class of its capital stock, evidences of its indebtedness or other assets (in each case excluding any dividends or distributions referred to in paragraph (1) above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash Dividends (as defined below)) or shall issue to all holders of Salomon Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in paragraph (2) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below by a fraction of which (A) the numerator shall be the current market price per share of the Salomon Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this paragraph as the Closing Price per share of Salomon Common Stock on such record date) and (B) the denominator shall be such current market price per share of Salomon Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such subscription rights or warrants applicable to one share of Salomon Common Stock; provided, however, that in the event of a distribution of shares of capital stock of a subsidiary of Salomon (a "Spin-Off") made to holders of shares of Salomon Common Stock, the numerator of such fraction shall be the sum of (i) the Closing Price of Salomon Common Stock as of the 35th Trading Day after the effective date of such Spin-Off and (ii) the Closing Price of the number of shares (or the fraction of a share) of capital stock of such subsidiary of Salomon on such 35th Trading Day which is distributed in such Spin-Off in respect of one share of Salomon Common Stock as of such 35th Trading Day and the denominator of which shall be the Closing Price of Salomon Common Stock as of such 35th Trading Day. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution (or, in the case of an adjustment pursuant to the proviso of the immediately preceding sentence, on the Business Day next following the 35th Trading Day after the effective date of the Spin-Off). Each such adjustment shall be made successively.

                  (4) Any shares of Salomon Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Salomon Common Stock under paragraph (2) above.

                  (5) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of Salomon Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (6) For purposes of the foregoing, the term "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to Salomon Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the Salomon Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average Closing Price per share of the Salomon Common Stock over such 365-day period, and for purposes of applying the formula set forth in paragraph (3) above, the fair market value of such dividends being calculated pursuant to such paragraph (3) shall be equal to (A) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (B) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made as described in this subsection. In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this subsection.

          (b) Adjustment of Exchange Consideration for Consolidation, Merger or Other Reorganization Event.

          (1) In the event of (A) any consolidation or merger of Salomon, or any surviving entity or subsequent surviving entity of Salomon (a "Salomon Successor"), with or into another entity (other than a merger or consolidation in which Salomon is the continuing corporation and in which the Salomon Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities ("Exchange Securities") or other property of Salomon or another corporation), (B) any statutory exchange of securities of Salomon or any Salomon Successor with another corporation (other than in connection with a merger or acquisition) or (C) any liquidation, dissolution or winding up of Salomon or any Salomon Successor (any such event, a "Reorganization Event"), if the Company shall have the right to deliver either cash or Salomon Common Stock at Maturity or upon redemption or exchange of the Notes, then, at the option of the Company, each Holder of Notes will receive at Maturity or upon such redemption or exchange, in lieu of Salomon Common Stock, cash in an amount equal to the Exchange Rate multiplied by the Transaction Value. Notwithstanding the foregoing, with respect to any securities received in a Reorganization Event that (i) are (a) listed on a United States national securities exchange, (b) reported on a United States national securities system subject to last sale reporting, (c) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (d) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (ii) are either (x) perpetual equity securities or
(y) non-perpetual equity or debt securities with a stated maturity after the Maturity Date ("Reported Exchange Securities"), the Company may, at its option, in lieu of delivering the amount of cash deliverable in respect of Reported Exchange Securities received in a Reorganization Event, as determined in accordance with the previous sentence, deliver a number of such Reported Exchange Securities with a value equal to such cash amount, as determined in accordance with clause (2) of the definition of Transaction Value, as applicable; provided, however, that (i) if such option is exercised, the Company shall deliver Reported Exchange Securities in respect of all, but not less than all, cash amounts that would otherwise be deliverable in respect of Reported Exchange Securities received in a Reorganization Event, (ii) the Company may not exercise such option if the Company has elected to deliver cash in lieu of Salomon Common Stock deliverable at Maturity or upon redemption and (iii) the Company must exercise such option if the Company does not elect to deliver cash in lieu of Salomon Common Stock deliverable at Maturity or upon redemption. If the Company elects to deliver Reported Exchange Securities, each Holder of Notes will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Exchange Securities. If, following any Reorganization Event, any Reported Exchange Security ceases to qualify as a Reported Exchange Security, then (x) the Company may no longer elect to deliver such Reported Exchange Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (2) of the definition of Transaction Value, the Transaction Value of such Reported Exchange Security shall mean the fair market value of such Reported Exchange Security on the date such security ceases to qualify as a Reported Exchange Security, as determined by a nationally recognized investment banking firm selected for this purpose by the Company.

          (2) If a Reorganization Event shall occur, subject to the conditions described in Section 1402(d), upon exchange of any Notes at the option of the Holder, each Holder of a Note will have the right to receive the kind and amount of cash, Exchange Securities or other property receivable upon such Reorganization Event by a holder of the number of shares of Salomon Common Stock for which such Note might have been exchanged immediately prior to such Reorganization Event (assuming that such Holder failed to exercise his rights of election, if any, as to the kind or amount of cash, Exchange Securities, and other property receivable in such Reorganization Event). If a Holder elects to exchange any Notes for Exchange Securities following a Reorganization Event, such Holder will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Exchange Securities.

          (3) The kind and amount of securities into which the Notes shall be exchangeable by the Company after consummation of any Reorganization Event shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

SECTION 1406.  Notice of Adjustments and Certain Other Events.

          (a) Whenever the Exchange Rate or the consideration receivable upon exchange is adjusted as herein provided, the Company shall:

                  (1) forthwith compute the adjusted Exchange Rate in accordance with Section 1405 and prepare an Officers' Certificate setting forth the adjusted Exchange Rate or exchange consideration, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

                  (2) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate or exchange consideration pursuant to Section 1405 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide an Officers' Certificate to the Trustee and written notice to the Holders of the Outstanding Notes of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate or exchange consideration was determined and setting forth the revised Exchange Rate or exchange consideration per Note.

The Trustee shall not be deemed to know of any adjustment in the Exchange Rate or the consideration receivable upon exchange, or of any facts requiring such an adjustment, unless and until it shall have received, at its Corporate Trust Office, an Officers' Certificate to such effect.

          (b) In case at any time while any of the Notes are outstanding the Company receives notice that:

                  (1) Salomon has declared a dividend (or any other distribution) on or in respect of the Salomon Common Stock to which
          Section 1405(a)(1) or (2) shall apply (other than any cash dividends and distributions, if any, paid from time to time by Salomon that do not constitute Extraordinary Cash Dividends);

                  (2) Salomon has authorized the issuance to all holders of Salomon Common Stock of rights or warrants to subscribe for or purchase shares of Salomon Common Stock or of any other subscription rights or warrants;

                  (3) there shall be proposed any conversion or reclassification of Salomon Common Stock (other than a subdivision or combination of outstanding shares of such Salomon Common Stock) or any consolidation, merger or reorganization to which Salomon is a party and for which approval of any stockholders of Salomon is required; or

                  (4) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of Salomon;

then the Company shall promptly cause to be delivered to the Trustee and filed at the office or agency maintained for the purpose of exchange of Notes in the Borough of Manhattan, in The City of New York by the Trustee, and shall promptly cause to be mailed to the Holders of the Notes at their last addresses as they shall appear upon the registration books of the Securities Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Salomon Common Stock to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (ii) the date, if known by the Company, on which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective. The Trustee shall not be deemed to know of any declaration, issuance or proposal unless and until it shall have received, at its Corporate Trust Office, an Officers' Certificate to such effect.

SECTION 1407.  Taxes.

          (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Salomon Common Stock pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Salomon Common Stock in a name other than that in which the Notes so exchanged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (b) The Company and, by its purchase of a Note hereby, each Holder of a Note agree to treat, for U.S. federal income tax purposes, each Note as a contingent payment debt instrument subject to the U.S. Treasury regulations under the Internal Revenue Code of 1986, as amended, governing such instruments (Treas. Reg. Section 1.1275-4) and to report all income (or loss) with respect to the Notes in accordance with those regulations.

SECTION 1408.  Shares Free and Clear.

          The Company hereby warrants that upon exchange of any Note for Salomon Common Stock pursuant to this Indenture, the Holder of such Note shall receive all rights held by the Company in the Salomon Common Stock for which such Note is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any Salomon Common Stock by the prior owner thereof, prior to the time such Salomon Common Stock was acquired by the Company. Except as provided in Section 1407, the Company will pay all taxes and charges with respect to the delivery of Salomon Common Stock delivered in exchange for Notes hereunder. In addition, the Company further warrants that any Salomon Common Stock so delivered in exchange for Notes hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of Salomon).

SECTION 1409.  Cancellation of Debt Security.

          Upon receipt by the Trustee of Notes delivered to it for exchange under this Article Fourteen, the Trustee shall cancel and dispose of the same as provided in Section 309."

          (e) By amending the table of contents of the Basic Indenture to reflect the additions described in subsections (a) and (d) of this Section 3.

          SECTION 4. The form of Notes attached hereto as Exhibit A is hereby adopted, pursuant to Section 202 of the Indenture, as a form of Debt Securities of a series that consists of Notes.

          SECTION 5. The Basic Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures thereto, is in all respects ratified and confirmed, and the Basic Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          SECTION 6. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 7. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 8. In case any provision in this Supplemental Indenture or in the Debt Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Debt Securities) shall not in any way be affected or impaired thereby. If the Company elects to deliver cash in lieu of Salomon Common Stock at Maturity, the Company will be obligated to deliver cash with respect to all, but not less than all, of the shares of Salomon Common Stock that would otherwise be deliverable; provided, however, that the Company will deliver Salomon Common Stock to any Holder if in the Company's determination the delivery of cash to such Holder may violate applicable law.

          SECTION 9. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Debt Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 10. This Supplemental Indenture and each Debt Security of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Debt Security shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 11. All capitalized terms used in this Supplemental Indenture and not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

          SECTION 12. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 13. The recitals contained herein and in the Debt Securities, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Basic Indenture, this Supplemental Indenture or of the Debt Securities and shall not be accountable for the use or application by the Company of the Debt Securities or the proceeds thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               BERKSHIRE HATHAWAY INC.

                                               By...............................

Attest:

 ...................................


                                               STATE STREET BANK AND TRUST
                                               COMPANY, Trustee

                                               By...............................

Attest:

 ...................................

STATE OF NEBRASKA          )
                           )  ss.:
COUNTY OF DOUGLAS          )

                  On the .... day of ________, 1996, before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that he/she is .................... of Berkshire Hathaway Inc.,
one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                              ..................................


STATE OF ________           )
                            )  ss.:
COUNTY OF ________          )


                  On the .... day of ________, 1996, before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that he/she is .................... of State Street Bank and
Trust Company, a Massachusetts trust company described in and which executed the foregoing instrument; that he/she knows the seal of said trust company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                               .................................

                                                                      Exhibit A

                                   GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

                             BERKSHIRE HATHAWAY INC.

              1.00% Senior Exchangeable Notes Due December 2, 2001

No. .........                                                       $ ........

          Berkshire Hathaway Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________ Dollars ($[___________]) on December 2,
2001, and to pay interest thereon from December 2, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 2 and December 2 in each year, commencing
June 2, 1997 at the rate of 1.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          At Maturity, if both (1) the 10-Day Average Closing Price of Salomon Common Stock and (2) the Closing Price of Salomon Common Stock on the last Trading Day prior to Maturity are equal to or greater than the Exchange Price then in effect, each Note will be exchanged by the Company into shares of Salomon Common Stock at the Exchange Rate, or the Company may, at its option, deliver cash, in lieu of delivering shares of Salomon Common Stock, in an amount equal to the product obtained by multiplying the Exchange Rate by the Current Market Price of Salomon Common Stock at Maturity. In all other circumstances, the Company will pay at Maturity, in cash, a price per Note equal to the principal amount due at Maturity (or, in the event the Notes mature prior to the Maturity Date, the Accreted Value thereof). In all events, accrued and unpaid interest to Maturity shall be payable by the Company in cash on all Notes outstanding at Maturity. The Exchange Rate or exchange consideration will be subject to adjustment as provided in the Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made on each Interest Payment Date or at Maturity by the Trustee as Paying Agent by wire transfer of immediately available funds to a separate account of the Depositary or its nominee at the Federal Reserve Bank of New York, provided that, in the case of payments made at Maturity of this Security, this Security is presented to the Trustee in time for the Trustee to make such payments in accordance with its normal procedures.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  December 2, 1996

                                                  BERKSHIRE HATHAWAY INC.


                                                  By............................

Attest:

 ...............................



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

                                               STATE STREET BANK AND TRUST
                                                    COMPANY, Trustee


                                                  By............................

                               REVERSE OF SECURITY

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1987, between the Company and State Street Bank and Trust Company, as successor Trustee thereunder (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of December 2, 1996, between the Company and the Trustee (herein collectively called the "Indenture"), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to FIVE HUNDRED MILLION DOLLARS ($500,000,000).

          Subject to and upon compliance with the provisions of the Indenture, on the last Trading Day of each January, April, July and October, from and including January 1997 through and including July 2001, any Notes (other than Notes with respect to which a notice of exchange for Salomon Common Stock has been delivered by the Company prior to such Exchange Date) will be exchangeable, at the option of the Holder, for shares of Salomon Common Stock at the Exchange Rate of 17.65 shares of Salomon Common Stock per Note (or at the current adjusted Exchange Rate if an adjustment has been made as provided in the Indenture), provided that the Closing Price of Salomon Common Stock on the Exchange Date exceeds the Exchange Price then in effect, and subject to certain additional conditions described below. In the event that a prospectus supplement and prospectus of Salomon covering the shares of Salomon Common Stock which may be received by a Holder of Notes upon an exchange is required to be delivered under the Securities Act of 1933 and is not made available by Salomon to the Company for use during any Exchange Period, the Company shall, on or prior to the applicable Exchange Date, upon written notice to each Holder that has complied with the procedures for exchange of Notes described herein (an "Electing Holder"), postpone such Exchange Date from time to time until such later Business Day (the "New Exchange Date") as the Company is able to deliver a Salomon Prospectus or is no longer required to do so. In the event that the Company postpones any Exchange Date, (1) no additional Notes may be delivered to the Trustee by any Holder for exchange into Salomon Common Stock at any time during the period from the original Exchange Date through and including the New Exchange Date, (2) each Electing Holder shall have the right, until the New Exchange Date, to irrevocably withdraw any Notes delivered to the Trustee on or prior to the original Exchange Date, and (3) any Notes that have not been withdrawn by an Electing Holder prior to the New Exchange Date shall be exchanged for shares of Salomon Common Stock on the New Exchange Date, provided that the Closing Price of Salomon Common Stock on the New Exchange Date exceeds the Exchange Price then in effect. In addition, if a Reorganization Event shall have occurred, the Notes shall not be exchangeable at the option of the Holder for any Exchange Securities during any Exchange Period if a prospectus covering such Exchange Securities is required to be delivered by the Company under the Securities Act and is not available to the Company for use during such Exchange Period.

          The Notes will not be redeemable or exchangeable at the option of the Company prior to December 2, 1999. Thereafter, (1) at any time when both (A) the 10-Day Average Closing Price of the Salomon Common Stock on the date on which the applicable notice of redemption is given and (B) the Closing Price of Salomon Common Stock on the last Trading Day prior to such date are equal to or greater than the Exchange Price then in effect, the Company may, at its option, either (i) exchange the Notes, in whole or in part, for shares of Salomon Common Stock at the Exchange Rate then in effect or (ii) redeem the Notes, in whole or in part, in cash at a price per Note equal to the product of the Exchange Rate then in effect and the Current Market Value of Salomon Common Stock on the date on which the applicable notice of redemption is given, and (2) at any other time, the Company may, at its option redeem the Notes, in whole or in part, in cash at a price per Note equal to the Accreted Value of the Notes on the date of redemption. However, the Company may not give any notice of redemption for cash
(x) during the period from the beginning of any Exchange Period until the close of business on the applicable Exchange Date or New Exchange Date or (y) prior to the beginning of any Exchange Period if the Redemption Date would occur during or after such Exchange Period. Upon any exchange or redemption described in clause (1) above, the Holders of Notes will not receive any payment representing accrued OID; such accrued OID will be deemed paid upon the receipt of Salomon Common Stock or the cash equivalent received on such exchange or redemption.

          In connection with any redemption or exchange prior to Maturity of the Notes, the Company will notify the Depositary and the Trustee and will publish a notice in a daily newspaper of national circulation stating (1) the Exchange Rate then in effect, (2) whether the Notes will be exchanged for shares of Salomon Common Stock or redeemed for cash and (3) the redemption or Exchange Date (which shall be at least 15 days but not more than 30 days after the date of such notice). On the Exchange Date with respect to any exchange of Notes for Salomon Common Stock, such Notes shall cease to be outstanding and shall be deemed to represent solely the right to receive shares of Salomon Common Stock in accordance with the terms of the Indenture. The Company will pay in cash the accrued and unpaid interest on all Notes redeemed or exchanged to but excluding the date of redemption or exchange.

          In any exchange of Notes for shares of Salomon Common Stock at or prior to Maturity of the Notes, no fractional shares of Salomon Common Stock will be issued, as provided in the Indenture. If the Company exchanges Notes for shares of Salomon Common Stock, Holders of the Notes will be responsible for the payment of any brokerage costs incurred upon the subsequent sale of such shares.

          If less than all the Notes then outstanding are to be redeemed or exchanged prior to maturity of the Notes, the Trustee will select those to be redeemed or exchanged as a whole or in part pro rata or by lot or by such method as the Trustee shall deem fair and appropriate. Notice of redemption or exchange will be given to holders of the Notes to be redeemed or exchanged by first-class mail, postage prepaid at their last address appearing on the Note registry books.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the Accreted Value of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.